SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2003

Harrodsburg First Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26570	61-1284899
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104 South Chiles Street Harrodsburg, Kentucky	40330-1620 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 734-5452

Not Applicable

(Former name or former address, if changed since last report)

Item 5.     Other Events.

On March 26, 2003, Harrodsburg First Financial Bancorp, Inc. announced the issuance of $5.0 million of fixed/floating rate trust preferred securities (the “Capital Securities”). For further information, please refer to the press release attached hereto as Exhibit 99.

Item 7.     Final Statements, Pro Forma Final Information and Exhibits.

(c) Exhibits

Exhibit 99 – Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRODSBURG FIRST FINANCIAL BANCORP, INC.

By:	/s/ ARTHUR L. FREEMAN
Arthur L. Freeman Chairman and Chief Executive Officer

Date: March 27, 2003

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